UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008
CCFNB BANCORP, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA (State or other jurisdiction of incorporation)	0-19028 (Commission File Number)	23-2254643 (IRS Employer Identification No.)

232 East Street, Bloomsburg, Pennsylvania (Address of Principal Executive Offices)	17815 (Zip Code)
(570) 784-4400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c ))

ITEM 8.01	OTHER EVENTS.
     On May 15, 2008 registrant’s shareholders approved the following:
•	Approval of the Agreement and Plan or Reorganization, dated as of November 29, 2007, (“Plan of Reorganization”) between CCFNB Bancorp, Inc. and Columbia Financial Corporation, which provides for, among other things, the merger of Columbia Financial Corporation (“Columbia Financial”) with and into CCFNB Bancorp, Inc. (“CCFNB Bancorp”); the merger of Columbia County Farmers National Bank with and into First Columbia Bank and Trust Co; and the right of Columbia Financial stockholders to receive 0.7200 shares of CCFNB Bancorp common stock in exchange for each share of Columbia Financial common stock held by them.
Votes for 960,550
Votes against 14,887
Votes abstain 3,533
•	Election of two Class 1 directors to hold office for a three-year term.
Mr. Robert M. Brewington, Jr.
   Votes for 1,024,762
   Votes withheld 17,950
Willard H. Kile, Jr. D.M.D.
   Votes for 1,027,967
   Votes withhold 14,745
•	Approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the Plan of Reorganization.
Votes for 1,018,202
Votes against 16,102
Votes abstain 8,407
The Plan of Reorganization was approved by the required percentage of the Registrant’s outstanding shares of common stock, i.e., more than sixty-six and two-thirds (66 2/3%) of the outstanding shares voted in favor of the Plan of Reorganization.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CCFNB Bancorp, Inc. (Registrant)
Dated: May 20, 2008
/s/ Lance O. Diehl
Lance O. Diehl
President and Chief Executive Officer